UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2026

TEAM, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-08604	74-1765729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13131 Dairy Ashford, Suite 600

Sugar Land, Texas 77478

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 331-6154

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.30 par value	TISI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Vice President and Chief Financial Officer Separation

On June 18, 2026, Team, Inc. (the “Company”) announced that Nelson Haight will depart from his role as Executive Vice President and Chief Financial Officer of the Company, effective as of June 22, 2026. Mr. Haight’s departure is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Following Mr. Haight’s departure from his role as Executive Vice President and Chief Financial Officer of the Company, Mr. Haight will stay with the Company for a short transition period as a Special Advisor to the Chief Executive Officer.

In connection with Mr. Haight’s departure from his role as Executive Vice President and Chief Financial Officer of the Company, the Company entered into a Severance Agreement and Release with Mr. Haight, dated as of June 22, 2026 (the “Haight Separation Agreement”).

Pursuant to the Haight Separation Agreement, following Mr. Haight’s departure from his role as Executive Vice President and Chief Financial Officer of the Company, Mr. Haight will serve the Company as a senior advisor to the Chief Executive Officer from June 22, 2026 through July 3, 2026, and Mr. Haight will continue to receive his normal base salary earned through July 3, 2026. The Haight Separation Agreement provides that, following Mr. Haight’s departure from the Company, Mr. Haight will receive (i) $603,750 payable in equal installments over the 15-month period following his departure, which reflects 15 months of base salary, (ii) an annual bonus for the 2026 performance period, fixed at Mr. Haight’s target bonus amount but prorated for the portion of the year that Mr. Haight is employed, to be paid on or before January 31, 2027 and (iii) a single lump sum payment of $15,500 to compensate him for healthcare coverage. In addition, Mr. Haight’s outstanding and unvested time-based restricted stock units will immediately vest, and his outstanding and unvested performance share units will remain outstanding and continue to performance vest in accordance with their terms; provided that any vesting payout on such performance share units shall be prorated by multiplying the number of units that would vest based on the performance criteria by 92%.

Mr. Haight’s receipt of the aforementioned separation benefits will be conditioned upon the effectiveness of a general release of claims in favor of the Company (and certain of its affiliates and related parties) that is included in the Haight Separation Agreement, as well as Mr. Haight’s continued compliance with restrictive covenants, including certain non-competition and non-solicitation covenants for a 12-month period.

The foregoing description of the Haight Separation Agreement is qualified in its entirety by the full text thereof, a copy of which is attached as Exhibit 10.1 and incorporated by reference herein.

Executive Vice President and Chief Financial Officer Appointment

Also on June 18, 2026, the Company announced that the Board of Directors of the Company has appointed Clinton Roeder as Executive Vice President and Chief Financial Officer of the Company, effective as of June 22, 2026.

Mr. Roeder, age 56, brings over 30 years of financial and operational experience across multiple industries including industrial, energy and aviation. Most recently, from May 2020 to May 2026, he served as Executive Vice President and Chief Financial Officer of PrimeFlight Aviation Services, a provider of services to the air transportation industries, and as President of a portion of its international operations from February 2022 to May 2026. From December 2017 to March 2020, Mr. Roeder served as Chief Financial Officer of Nine Energy Services, Inc. (NYSE: NINE), an oilfield services company. From December 2013 to December 2017, he served as Chief Financial Officer for Total Safety, a global provider of industrial safety services and solutions. Prior to Total Safety, he held various finance and operational positions of increasing responsibilities with publicly traded and privately held entities after starting his career at Ernst & Young.

There are no arrangements or understandings between Mr. Roeder and any other person pursuant to which Mr. Roeder was appointed as Executive Vice President and Chief Financial Officer of the Company, and there are no family relationships among any of the Company’s directors or executive officers and Mr. Roeder. Mr. Roeder does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

In connection with the appointment of Mr. Roeder as Executive Vice President and Chief Financial Officer of the Company, Mr. Roeder and the Company entered into a Letter Agreement re Offer of Employment, dated June 3, 2026 and effective as of June 22, 2026 (the “Roeder Offer Letter”). The Roeder Offer Letter does not provide for a fixed term of employment.

Pursuant to the Roeder Offer Letter, Mr. Roeder will receive an initial base salary of $500,000, payable bi-weekly, and will be eligible to receive an annual cash bonus under the Company’s Annual Cash Incentive Plan at a target of 75% base salary. He will also recieve equity grants with an approximate value of $500,000, comprised 30% of restricted stock units that will vest in one-third tranches over a 3-year period and 70% of performance stock units that will cliff vest on December 31, 2028 based on the aggregate Adjusted EBITDA performance of the Company during the 3-year period ending on December 31, 2028, both subject to continued employment with the Company at the time of vesting.

The foregoing description of the Roeder Offer Letter is qualified in its entirety by the full text thereof, a copy of which is attached as Exhibit 10.2 and incorporated by reference herein. In connection with the appointment of Mr. Roeder as Executive Vice President and Chief Financial Officer, the Company will also enter into its standard form of indemnity agreement, a copy of which is attached as Exhibit 10.3 and incorporated by reference herein, with Mr. Roeder.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit number	Description

10.1	Severance Agreement and Release, dated as of June 22, 2026, by and between Nelson Haight and Team, Inc.

10.2	Letter Agreement re Offer of Employment, dated June 3, 2026, between Clinton Roeder and Team, Inc.

10.3	Form of Indemnification Agreement (Filed as an Exhibit 10.2 to Team, Inc.’s Current Report on Form 8-K filed on February 9, 2018 and incorporated by reference herein).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, Inc.

By:	/s/ James C. Webster
James C. Webster
Executive Vice President, Chief Legal Officer and Secretary

Dated: June 23, 2026